UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
September 21, 2010

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes In Registrant's Certifying Accountant

        In connection with the termination of the alternative practice structure between Mazars LLP and Weiser LLP (now known as WeiserMazars LLP), the following has occurred effective September 21, 2010:

  Mazars LLP resigned as the principal accountants of Inter Parfums, Inc.
  WeiserMazars LLP, an affiliate of Mazars LLP, was engaged as the principal accountants of Inter Parfums, Inc.
  The decision to change accountants was approved by the audit committee of Inter Parfums, Inc.

        Due to the nature of the prior affiliation between Mazars LLP and WeiserMazars LLP, these firms shared employees and services with one another.

        In connection with the audit of each of the two years ended December 31, 2009 and December 31, 2008 and the subsequent interim period through the date of resignation, there were no disagreements with Mazars LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

        The audit reports of Mazars LLP on the consolidated financial statements of Inter Parfums, Inc. and subsidiaries as of and for each of the two years ended December 31, 2009 and December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The Company has requested Mazars LLP  to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter dated September 21, 2010  is filed as Exhibit 16 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

        16. Letter from Mazars, LLP dated September 21, 2010.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 21, 2010

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President